Ex. 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in each Prospectus of State Street Aggregate Bond Index Fund, State Street Aggregate Bond Index Portfolio, State Street Emerging Markets Equity Index Fund, State Street Equity 500 Index Fund, State Street Equity 500 Index II Portfolio, State Street Global Equity ex-U.S. Index Fund, State Street Global ex-U.S. Index Portfolio, State Street Hedged International Developed Equity Index Fund, State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street International Developed Equity Index Fund, State Street Small/Mid Cap Equity Index Fund, State Street Small/Mid Cap Equity Index Portfolio, State Street Target Retirement Fund, State Street Target Retirement 2015 Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Defensive Global Equity Fund, , State Street International Value Spotlight Fund, State Street Treasury Obligations Money Market Fund, State Street Cash Reserves Fund, State Street Cash Reserves Portfolio, State Street Ultra Short Term Bond Fund, State Street Ultra Short Term Bond Portfolio and Neuberger Berman Money Fund, and “Counsel and Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment No. 256 to the Registration Statement (Form N-1A, No. 333-30810) of State Street Institutional Investment Trust.

We also consent to the incorporation by reference of our reports, dated February 27, 2019, with respect to the financial statements of State Street Aggregate Bond Index Fund, State Street Aggregate Bond Index Portfolio, State Street Emerging Markets Equity Index Fund, State Street Equity 500 Index Fund, State Street Equity 500 Index II Portfolio, State Street Global Equity ex-U.S. Index Fund, State Street Global Equity ex-U.S. Index Portfolio, State Street Hedged International Developed Equity Index Fund, State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Small/Mid Cap Equity Index Fund, State Street Small/Mid Cap Equity Index Portfolio, State Street Target Retirement Fund, State Street Target Retirement 2015 Fund, State Street Target Retirement 2020 Fund, State Street Target Retirement 2025 Fund, State Street Target Retirement 2030 Fund, State Street Target Retirement 2035 Fund, State Street Target Retirement 2040 Fund, State Street Target Retirement 2045 Fund, State Street Target Retirement 2050 Fund, State Street Target Retirement 2055 Fund, State Street Target Retirement 2060 Fund, State Street Defensive Global Equity Fund, State Street International Value Spotlight Fund and State Street Treasury Obligations Money Market Fund, included in the Annual Shareholder Report of State Street Institutional Investment Trust for the year or periods ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 25, 2019